Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS A 10% INCREASE IN SECOND QUARTER DILUTED EARNINGS PER SHARE

Second Quarter Domestic RevPAR Increases 4.3%

ROCKVILLE, MD. (August 2, 2016) - Choice Hotels International, Inc. (NYSE:CHH) today reported the following highlights for the second quarter 2016:

•
Net income and diluted earnings per share (“EPS”) for the three months ended June 30, 2016, totaled $38.8 million and $0.68 per share, respectively. Adjusted net income and adjusted diluted EPS for the three months ended June 30, 2016, which exclude certain special items as described below, increased 12 percent and 15 percent, respectively, over the prior year period.

•
Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) from hotel franchising activities, excluding special items, for the three months ended June 30, 2016 totaled $75.1 million, an increase of 7 percent over the prior year period.

•	Revenues for the three months ended June 30, 2016 totaled $241.8 million, an increase of 4 percent from the same period of 2015.

•	Franchising revenues for the three months ended June 30, 2016 totaled $105.9 million, an increase of 7 percent from the same period of 2015.

•	Domestic royalty fees for the three months ended June 30, 2016, totaled $81.1 million, an increase of 7 percent from the same period of 2015.

•
Domestic system-wide revenue per available room (“RevPAR”) increased 4.3 percent in the second quarter of 2016, as occupancy and average daily rates increased 80 basis points and 3 percent, respectively from the same period of 2015.

•
Domestic RevPAR performance for the second quarter of 2016 exceeded total industry results by 80 basis points and also exceeded growth reported by Smith Travel Research for the primary chain scale segments in which the company competes.

•	Effective domestic royalty rate for the three months ended June 30, 2016 was 4.40 percent, an increase of 12 basis points from the same period of 2015.

•	Domestic hotel executed franchise agreements totaled 147 for the three months ended June 30, 2016, an increase of 6 percent from the same period of 2015.

•	Executed 9 new domestic franchise agreements during the three months ended June 30, 2016 for the Cambria hotels & suites brand including projects in Boston, MA, Los Angeles, CA and Seattle, WA.

•	Domestic relicensing and contract renewal transactions totaled 107 for the three months ended June 30, 2016, an increase of 26 percent from the same period of 2015.

•
The company’s domestic pipeline of hotels awaiting conversion, under construction or approved for development as of June 30, 2016 increased 14 percent from June 30, 2015. The domestic pipeline for the company’s Cambria brand as of June 30, 2016 totaled 53 hotels, a 112 percent increase from June 30, 2015.

•	The company purchased 0.4 million shares of common stock under its share repurchase program during the three months ended June 30, 2016 at a total cost of approximately $19.4 million.

"We are pleased with our results for the second quarter, which were highlighted by a 15 percent increase in adjusted diluted earnings per share,” said Stephen P. Joyce, chief executive officer, Choice Hotels. "In addition, we delivered strong RevPAR gains to our domestic franchise system which continue to exceed the growth levels experienced by the overall industry and primary chain scale segments in which we compete. Demand for our brands remains strong and we will continue to invest in programs designed to drive more reservations through our central channels, improve guest loyalty and improve the value of our brands in an effort to drive incremental business to our franchisees.”

Special Item

During the three and six months ended June 30, 2016, the company recorded an executive termination benefit charge of approximately $2.2 million. This special item impacted diluted EPS by $0.03 and $0.02 per share for the three and six months and ended June 30, 2016, respectively. The company evaluates certain non-GAAP measures that exclude executive termination benefits because those non-GAAP measures allow for period-over-period comparison of on-going core operations before the impact of these charges. These non-GAAP measures, which are reconciled to the comparable GAAP measures in Exhibit 8, include adjusted net income, adjusted diluted EPS, adjusted hotel franchising selling, general and administrative expenses, adjusted EBITDA and adjusted hotel franchising margins.

Adoption of New Accounting Standard

On April 1, 2016, the company adopted Accounting Standards Update (“ASU”) Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU No. 2016-09”), which requires that excess tax benefits and deficiencies related to stock compensation be recognized as income tax expense or benefit in the company’s income statement.  Adoption of the standard required that the company retrospectively apply the requirement to the beginning of the year of adoption, January 1, 2016.  As a result, the company has reduced is previously reported income tax expense for the first quarter of 2016 by $1.6 million.

Use of Cash Flows

Dividends

During the six months ended June 30, 2016, the company paid cash dividends totaling approximately $23 million. Based on the current quarterly dividend rate of $0.205 per common share, the company expects to pay dividends of approximately $46 million during 2016.

Share Repurchases

The company repurchased 0.5 million shares of common stock under its share repurchase program during the six months ended June 30, 2016, at a total cost of approximately $23 million. The company currently has authorization to purchase up to 1.1 million additional shares under this program.

Hotel Development & Financing

Pursuant to its program to encourage acceleration of the growth of our upscale select-service Cambria hotels & suites brand, the company advanced approximately $67 million in support of the Cambria brand during the six months ended June 30, 2016. The company also recycled approximately $18 million of investments in support of Cambria resulting in net advances of $49 million for the current year. These advances are primarily in the form of joint venture investments, forgivable key money loans, senior and mezzanine lending and site acquisitions. At June 30, 2016, the company had approximately $176 million reflected in its consolidated balance sheet pursuant to these financial support activities. With respect to lending and joint venture investments, the company generally expects to recycle these loans and investments within a five year period.

Outlook
The company’s consolidated 2016 outlook reflects the following assumptions:
Hotel Franchising

•	Adjusted EBITDA from franchising activities for full-year 2016 are expected to range between $270 million and $274 million;

•	Net domestic unit growth for 2016 is expected to be between 2% and 3%;

•	RevPAR is expected to increase between 3.5% and 4.0% for third quarter and range between 3.5% and 4.0% for full-year 2016; and

•	The effective royalty rate is expected to increase between 7 and 9 basis points for full-year 2016 as compared to full-year 2015.

Non-Hotel Franchising Activities

•
Net reductions in full-year 2016 EBITDA relating to our non-hotel franchising operations, which primarily relate to SkyTouch and vacation rental activities are expected to range between approximately $16 million and $19 million.

Other Items

•	The effective tax rate is expected to be approximately 32.5% and 31.7% for the third quarter and full-year 2016.

•	Adjusted EBITDA and adjusted EPS estimates exclude executive termination benefits incurred in the second quarter of 2016 as discussed above under Special Item.

•
Diluted EPS estimates are based on the current number of shares outstanding and thus do not factor in any changes that may occur due to new equity grants or any further repurchases of common stock under the company’s share repurchase program.

Consolidated Outlook

The company’s third quarter 2016 diluted EPS is expected to be at least $0.78. The company expects full-year 2016 adjusted diluted EPS to range between $2.38 and $2.43 and full year 2016 adjusted EBITDA to range between $252 million and $256 million. The adjusted EPS and adjusted consolidated EBITDA estimates assume that we incur net reductions in EBITDA related to non-hotel franchising activities at the midpoint of the range for these investments.

Conference Call

Choice will conduct a conference call on Tuesday, August 2, 2016 at 10:00 a.m. EDT to discuss the company’s second quarter 2016 results. The dial-in number to listen to the call domestically is 1-855-638-5678 and the number for international participants is 1-404-537-3406. The conference call also will be webcast simultaneously via the company’s website, www.choicehotels.com. Interested investors and other parties wishing to access the call via the webcast should go to the website and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.
The call will be recorded and available for replay beginning at 1:00 p.m. EDT on Tuesday, August 2, 2016 by calling 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering access code 50406350. In addition, the call will be archived and available on choicehotels.com via the Investor Info link.
About Choice Hotels

Choice Hotels International, Inc. (NYSE: CHH) is one of the world's largest lodging companies. With more than 6,400 hotels franchised in more than 40 countries and territories, Choice Hotels International® represents more than 500,000 rooms around the globe. As of June 30, 2016, 673 hotels were in our development pipeline. Our company's Ascend Hotel Collection®, Cambria® hotels & suites, Comfort Inn®, Comfort Suites®, Sleep Inn®, Quality®, Clarion®, MainStay Suites®, Suburban Extended Stay Hotel®, Econo Lodge®, Rodeway Inn®, and Vacation Rentals by Choice HotelsTM brands provide a spectrum of lodging choices to meet guests' needs. With more than 27 million members and counting, our Choice Privileges® rewards program enhances every trip a guest takes, with benefits ranging from instant, every day rewards to exceptional experiences, starting right when they join. All hotels and vacation rentals are independently owned and operated. Visit us at www.choicehotels.com for more information.

SkyTouch Technology® is a business division of Choice Hotels that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements.  These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management.  Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters.   We caution you not to place undue reliance on any such forward-looking statements.  Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements.  Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to development activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness.  These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release

Adjusted EBITDA, franchising revenues, adjusted hotel franchising SG&A, Adjusted EBITDA from hotel franchising activities and adjusted hotel franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as net income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these items to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses, equity in net income of unconsolidated affiliates and executive termination benefits. We consider adjusted EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Franchising Revenues, Adjusted Hotel Franchising EBITDA, Adjusted Hotel Franchising SG&A and Margins: The company reports franchising revenues, adjusted hotel franchising EBITDA, adjusted franchising hotel SG&A and margins which exclude marketing and reservation revenues; the SkyTouch Technology division; recently acquired operations that provide Software as a Service (“SaaS”) technology solutions to vacation rental management companies; revenue generated from the ownership of an office building that is leased to a third-party and executive termination benefits. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology and our vacation rental technology solutions provider are excluded since they do not reflect the company’s core franchising business but are adjacent, complimentary lines of business.

Contacts
Scott Oaksmith, Senior Vice President, Finance & Chief Accounting Officer
(301) 592-6659

Scott Carman, Director, Public Relations
(301) 592-6361

© 2016 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.							Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2016	2015	$	%	2016*	2015	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$86,195	$81,183	$5,012	6%	$151,054	$143,614	$7,440	5%
Initial franchise and relicensing fees	5,706	5,816	(110)	(2)%	10,862	11,533	(671)	(6)%
Procurement services	10,308	8,589	1,719	20%	16,104	13,396	2,708	20%
Marketing and reservation system	133,814	133,122	692	1%	260,175	231,835	28,340	12%
Other	5,728	3,446	2,282	66%	10,674	7,023	3,651	52%
Total revenues	241,751	232,156	9,595	4%	448,869	407,401	41,468	10%

OPERATING EXPENSES:

Selling, general and administrative	40,039	33,122	6,917	21%	75,158	65,560	9,598	15%
Depreciation and amortization	2,956	2,995	(39)	(1)%	5,721	5,685	36	1%
Marketing and reservation system	133,814	133,122	692	1%	260,175	231,835	28,340	12%
Total operating expenses	176,809	169,239	7,570	4%	341,054	303,080	37,974	13%

Operating income	64,942	62,917	2,025	3%	107,815	104,321	3,494	3%

OTHER INCOME AND EXPENSES, NET:
Interest expense	11,224	11,057	167	2%	22,316	21,236	1,080	5%
Interest income	(827)	(277)	(550)	199%	(1,666)	(623)	(1,043)	167%
Other gains	(321)	(1,173)	852	(73)%	(259)	(1,641)	1,382	(84)%
Equity in net (income) loss of affiliates	(744)	431	(1,175)	(273)%	1,436	1,436	—	—%
Total other income and expenses, net	9,332	10,038	(706)	(7)%	21,827	20,408	1,419	7%

Income before income taxes	55,610	52,879	2,731	5%	85,988	83,913	2,075	2%
Income taxes	16,788	17,066	(278)	(2)%	26,003	26,506	(503)	(2)%
Net income	$38,822	$35,813	$3,009	8%	$59,985	$57,407	$2,578	4%

Basic earnings per share	$0.69	$0.62	$0.07	11%	$1.06	$1.00	$0.06	6%

Diluted earnings per share	$0.68	$0.62	$0.06	10%	$1.06	$0.99	$0.07	7%

* Year to date results for June 30, 2016 reflect the adoption of Accounting Standards Update Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting ("ASU No. 2016-09"), which requires companies to recognize excess tax benefits and deficiencies as income tax expense or benefit in the income statement.  Adoption of the standard required that the company retrospectively apply the requirement to the beginning of the year of adoption, January 1, 2016.  As a result, the company has reduced its previously reported income tax expense for the first quarter of 2016 by $1.6 million.

Choice Hotels International, Inc.		Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	June 30,	December 31,
	2016	2015
	(Unaudited)

ASSETS

Cash and cash equivalents	$207,888	$193,441
Accounts receivable, net	126,689	89,352
Other current assets	43,466	28,160
Total current assets	378,043	310,953

Fixed assets and intangibles, net	178,089	179,433
Notes receivable, net of allowances	92,195	82,572
Investments in unconsolidated entities	78,801	67,037
Investments, employee benefit plans, at fair value	16,516	17,674
Other assets	99,746	59,341
Total assets	$843,390	$717,010

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$74,925	$64,431
Accrued expenses and other current liabilities	69,776	70,807
Deferred revenue	113,763	71,587
Current portion of long-term debt	833	1,191
Total current liabilities	259,297	208,016

Long-term debt	901,352	812,945
Deferred compensation & retirement plan obligations	20,873	22,859
Other liabilities	35,696	69,089

Total liabilities	1,217,218	1,112,909

Total shareholders' deficit	(373,828)	(395,899)

Total liabilities and shareholders' deficit	$843,390	$717,010

Choice Hotels International, Inc.		Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Six Months Ended June 30,

	2016	2015*
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$59,985	$57,407

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,721	5,685
(Gain) loss on sale of assets	7	(1,595)
Provision for bad debts, net	962	1,197
Non-cash stock compensation and other charges	7,966	5,399
Excess tax benefits from stock-based compensation	1,404	4,613
Non-cash interest and other (income) loss	958	1,340
Deferred income taxes	4,030	(2,095)
Equity (earnings) losses from unconsolidated joint ventures, net of distributions received	2,193	2,781

Changes in assets and liabilities:
Receivables	(39,058)	(28,856)
Advances to/from marketing and reservation activities, net	(42,671)	3,724
Forgivable notes receivable, net	(13,174)	(19,186)
Accounts payable	10,567	16,990
Accrued expenses and other current liabilities	(8,842)	(6,969)
Income taxes payable/receivable	9,059	2,450
Deferred revenue	42,164	4,041
Other assets	(10,834)	(5,152)
Other liabilities	(2,576)	769

NET CASH PROVIDED BY OPERATING ACTIVITIES	27,861	42,543

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(10,912)	(14,554)
Proceeds from sales of assets	1,700	6,283
Acquisitions of real estate	(25,389)	—
Contributions to equity method investments	(19,688)	(2,446)
Distributions from equity method investments	3,619	270
Purchases of investments, employee benefit plans	(1,140)	(1,736)
Proceeds from sales of investments, employee benefit plans	1,136	1,087
Issuance of mezzanine and other notes receivable	(13,048)	(1,500)
Collections of mezzanine and other notes receivable	10,158	3,567
Other items, net	(311)	(261)

NET CASH USED BY INVESTING ACTIVITIES	(53,875)	(9,290)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facilities	87,950	13,000
Principal payments on long-term debt	(623)	(6,169)
Purchases of treasury stock	(28,278)	(6,244)
Dividends paid	(23,193)	(22,940)
Proceeds from exercise of stock options	4,234	5,696

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	40,090	(16,657)

Net change in cash and cash equivalents	14,076	16,596
Effect of foreign exchange rate changes on cash and cash equivalents	371	(825)
Cash and cash equivalents at beginning of period	193,441	214,879

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$207,888	$230,650

* Year to date results for June 30, 2015 reflect the adoption of ASU No. 2016-09, which requires companies to recognize excess tax benefits related to the exercise of share based awards as operating activities in the statement of cash flows. The company has elected to apply the ASU retrospectively and as a result excess tax benefits totaling $4.6 million for the six months ended June 30, 2015 have been reclassified from cash flows from financing activities to cash flows from operating activities.

CHOICE HOTELS INTERNATIONAL, INC.										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Six Months Ended June 30, 2016			For the Six Months Ended June 30, 2015			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$90.11	64.0%	$57.67	$87.35	63.5%	$55.48	3.2%	50	bps	3.9%
Comfort Suites	95.51	68.9%	65.80	93.06	68.2%	63.43	2.6%	70	bps	3.7%
Sleep	81.13	64.2%	52.08	79.60	64.0%	50.93	1.9%	20	bps	2.3%
Quality	75.79	57.9%	43.88	73.16	57.5%	42.05	3.6%	40	bps	4.4%
Clarion	80.52	56.3%	45.35	78.25	56.3%	44.07	2.9%	—	bps	2.9%
Econo Lodge	59.24	52.4%	31.03	57.47	52.4%	30.13	3.1%	—	bps	3.0%
Rodeway	60.72	54.6%	33.15	57.22	55.8%	31.90	6.1%	(120)	bps	3.9%
MainStay	75.80	63.4%	48.02	76.24	68.5%	52.23	(0.6)%	(510)	bps	(8.1)%
Suburban	49.67	74.9%	37.21	47.25	76.5%	36.15	5.1%	(160)	bps	2.9%
Ascend Hotel Collection	125.21	56.9%	71.28	122.78	59.8%	73.45	2.0%	(290)	bps	(3.0)%

Total	$80.26	60.3%	$48.43	$78.08	60.4%	$47.15	2.8%	(10)	bps	2.7%

	For the Three Months Ended June 30, 2016			For the Three Months Ended June 30, 2015			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$93.87	70.1%	$65.84	$90.92	69.5%	$63.16	3.2%	60	bps	4.2%
Comfort Suites	98.19	73.6%	72.24	95.59	71.8%	68.64	2.7%	180	bps	5.2%
Sleep	83.93	69.5%	58.35	82.23	68.3%	56.11	2.1%	120	bps	4.0%
Quality	78.61	63.3%	49.79	75.52	62.0%	46.83	4.1%	130	bps	6.3%
Clarion	84.14	62.3%	52.46	80.54	60.8%	48.95	4.5%	150	bps	7.2%
Econo Lodge	61.84	57.3%	35.46	59.86	56.6%	33.87	3.3%	70	bps	4.7%
Rodeway	63.13	57.9%	36.56	59.92	58.4%	35.01	5.4%	(50)	bps	4.4%
MainStay	78.07	68.4%	53.40	78.53	70.4%	55.32	(0.6)%	(200)	bps	(3.5)%
Suburban	51.07	76.9%	39.27	47.96	78.9%	37.86	6.5%	(200)	bps	3.7%
Ascend Hotel Collection	133.28	60.0%	79.94	129.04	59.2%	76.41	3.3%	80	bps	4.6%

Total	$83.35	65.5%	$54.61	$80.89	64.7%	$52.36	3.0%	80	bps	4.3%

			For the Quarter Ended			For the Six Months Ended
			6/30/2016	6/30/2015		6/30/2016	6/30/2015

System-wide effective royalty rate			4.40%	4.28%		4.39%	4.29%

CHOICE HOTELS INTERNATIONAL, INC.								Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	June 30, 2016		June 30, 2015		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,138	88,085	1,215	93,904	(77)	(5,819)	(6.3)%	(6.2)%
Comfort Suites	564	43,522	575	44,447	(11)	(925)	(1.9)%	(2.1)%
Sleep	380	27,188	377	27,207	3	(19)	0.8%	(0.1)%
Quality	1,395	110,952	1,311	105,761	84	5,191	6.4%	4.9%
Clarion	168	23,033	175	24,587	(7)	(1,554)	(4.0)%	(6.3)%
Econo Lodge	847	52,385	853	52,835	(6)	(450)	(0.7)%	(0.9)%
Rodeway	528	29,771	481	26,544	47	3,227	9.8%	12.2%
MainStay	54	4,020	47	3,629	7	391	14.9%	10.8%
Suburban	58	6,471	62	6,959	(4)	(488)	(6.5)%	(7.0)%
Ascend Hotel Collection	116	9,650	110	9,408	6	242	5.5%	2.6%
Cambria hotel & suites	25	3,113	24	2,917	1	196	4.2%	6.7%

Domestic Franchises	5,273	398,190	5,230	398,198	43	(8)	0.8%	—%
International Franchises	1,156	111,366	1,146	106,763	10	4,603	0.9%	4.3%
Total Franchises	6,429	509,556	6,376	504,961	53	4,595	0.8%	0.9%

								Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION BY BRAND
DEVELOPMENT RESULTS -- DOMESTIC NEW HOTEL CONTRACTS
(UNAUDITED)

	For the Six Months Ended June 30, 2016			For the Six Months Ended June 30, 2015			% Change

	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	12	14	26	13	20	33	(8)%	(30)%	(21)%
Comfort Suites	8	1	9	13	2	15	(38)%	(50)%	(40)%
Sleep	14	—	14	9	—	9	56%	NM	56%
Quality	—	73	73	3	75	78	(100)%	(3)%	(6)%
Clarion	3	9	12	—	6	6	NM	50%	100%
Econo Lodge	1	29	30	—	28	28	NM	4%	7%
Rodeway	—	27	27	—	35	35	NM	(23)%	(23)%
MainStay	6	—	6	6	—	6	—%	NM	—%
Suburban	—	1	1	1	3	4	(100)%	(67)%	(75)%
Ascend Hotel Collection	2	6	8	1	16	17	100%	(63)%	(53)%
Cambria hotel & suites	11	—	11	7	—	7	57%	NM	57%

Total Domestic System	57	160	217	53	185	238	8%	(14)%	(9)%

	For the Three Months Ended June 30, 2016			For the Three Months Ended June 30, 2015			% Change

	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	6	10	16	9	13	22	(33)%	(23)%	(27)%
Comfort Suites	6	1	7	8	—	8	(25)%	NM	(13)%
Sleep	12	—	12	4	—	4	200%	NM	200%
Quality	—	50	50	1	46	47	(100%)	9%	6%
Clarion	2	6	8	—	3	3	NM	100%	167%
Econo Lodge	1	15	16	—	19	19	NM	(21)%	(16)%
Rodeway	—	17	17	—	21	21	NM	(19)%	(19)%
MainStay	5	—	5	2	—	2	150%	NM	150%
Suburban	—	1	1	1	1	2	(100)%	—%	(50)%
Ascend Hotel Collection	1	5	6	—	6	6	NM	(17)%	—%
Cambria hotel & suites	9	—	9	5	—	5	80%	NM	80%

Total Domestic System	42	105	147	30	109	139	40%	(4)%	6%

											Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
DOMESTIC PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT
(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	June 30, 2016 Units			June 30, 2015 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	34	80	114	38	64	102	(4)	(11)%	16	25%	12	12%
Comfort Suites	4	95	99	3	76	79	1	33%	19	25%	20	25%
Sleep Inn	—	83	83	1	65	66	(1)	(100)%	18	28%	17	26%
Quality	47	5	52	54	5	59	(7)	(13)%	—	—%	(7)	(12)%
Clarion	9	5	14	11	2	13	(2)	(18)%	3	150%	1	8%
Econo Lodge	26	3	29	24	4	28	2	8%	(1)	(25)%	1	4%
Rodeway	29	2	31	34	3	37	(5)	(15)%	(1)	(33)%	(6)	(16)%
MainStay	—	57	57	1	47	48	(1)	(100)%	10	21%	9	19%
Suburban	5	6	11	6	12	18	(1)	(17)%	(6)	(50)%	(7)	(39)%
Ascend Hotel Collection	29	19	48	25	18	43	4	16%	1	6%	5	12%
Cambria hotel & suites	5	48	53	—	25	25	5	NM	23	92%	28	112%

	188	403	591	197	321	518	(9)	(5)%	82	26%	73	14%

CHOICE HOTELS INTERNATIONAL, INC.				Exhibit 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

HOTEL FRANCHISING REVENUES AND ADJUSTED HOTEL FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Hotel Franchising Revenues:

Total Revenues	$241,751	$232,156	$448,869	$407,401
Adjustments:
Marketing and reservation system revenues	(133,814)	(133,122)	(260,175)	(231,835)
Non-hotel franchising activities	(2,068)	(411)	(4,097)	(1,014)
Hotel Franchising Revenues	$105,869	$98,623	$184,597	$174,552

Adjusted Hotel Franchising Margins:

Operating Margin:

Total Revenues	$241,751	$232,156	$448,869	$407,401
Operating Income	$64,942	$62,917	$107,815	$104,321
Operating Margin	26.9%	27.1%	24.0%	25.6%

Adjusted Hotel Franchising Margin:

Hotel Franchising Revenues	$105,869	$98,623	$184,597	$174,552

Operating Income	$64,942	$62,917	$107,815	$104,321
Executive termination benefits	2,206	—	2,206	—
Non-hotel franchising activities operating loss	6,084	4,699	11,740	10,000
	$73,232	$67,616	$121,761	$114,321

Adjusted Hotel Franchising Margins	69.2%	68.6%	66.0%	65.5%

ADJUSTED HOTEL FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Total Selling, General and Administrative Expenses	$40,039	$33,122	$75,158	$65,560
Executive termination benefits	(2,206)	—	(2,206)	—
Non-hotel franchising activities	(7,045)	(4,638)	(13,715)	(10,133)
Adjusted Hotel Franchising Selling, General and Administration Expenses	$30,788	$28,484	$59,237	$55,427

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")

(dollar amounts in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income	$38,822	$35,813	$59,985	$57,407
Income taxes	16,788	17,066	26,003	26,506
Interest expense	11,224	11,057	22,316	21,236
Interest income	(827)	(277)	(1,666)	(623)
Other gains	(321)	(1,173)	(259)	(1,641)
Equity in net (income) loss of affiliates	(744)	431	1,436	1,436
Depreciation and amortization	2,956	2,995	5,721	5,685
Executive termination benefits	2,206	—	2,206	—
Adjusted EBITDA	$70,104	$65,912	$115,742	$110,006

Hotel franchising	$75,082	$70,138	$125,361	$119,124
Non-hotel franchising activities	(4,978)	(4,226)	(9,619)	(9,118)
	$70,104	$65,912	$115,742	$110,006

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,

	2016	2015	2016	2015

Net Income	$38,822	$35,813	$59,985	$57,407
Adjustments:
Executive termination benefits	1,394	—	1,394	—
Adjusted Net Income	$40,216	$35,813	$61,379	$57,407

Diluted Earnings Per Share	$0.68	$0.62	$1.06	$0.99
Adjustments:
Executive termination benefits	0.03	—	0.02	—
Adjusted Diluted Earnings Per Share (EPS)	$0.71	$0.62	$1.08	$0.99

ADJUSTED EBITDA AND DILUTED EPS FULL YEAR FORECAST

(dollar amounts in thousands)
	Range
	Estimated Adjusted EBITDA
	Fiscal Year 2016

Net income	$133,500	$136,300
Income taxes	62,000	63,200
Interest expense	45,600	45,600
Interest income	(3,200)	(3,200)
Other gains	(600)	(600)
Equity in net loss of affiliates	500	500
Depreciation and amortization	12,000	12,000
Executive termination benefits	2,200	2,200
Adjusted EBITDA	$252,000	$256,000

Hotel franchising	269,500	273,500
Non-hotel franchising activities	(17,500)	(17,500)
	$252,000	$256,000

	Range
	Estimated Adjusted Diluted EPS
	Fiscal Year 2016

Diluted EPS	$2.36	$2.41
Adjustments:
Executive termination benefits	0.02	0.02
Adjusted Diluted EPS	$2.38	$2.43